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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
  EXHIBIT 12 -- STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)


                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                 ---------------------------------------
                                                     2000                     1999
                                                 --------------           --------------

Consolidated pretax earnings (loss)              $        (497)           $        (564)
Interest expense                                         3,764                    3,790
Interest portion of rent expense                           174                      135
                                                 --------------           --------------

     EARNINGS                                    $       3,441            $       3,361
                                                 ==============           ==============


Interest expense                                 $       3,764            $       3,790
Interest capitalized                                        76                       16
Interest portion of rent expense                           174                      135
                                                 --------------           --------------

     FIXED CHARGES                               $       4,014            $       3,941
                                                 ==============           ==============


RATIO OF EARNINGS TO FIXED CHARGES                         0.9                      0.9
                                                 ==============           ==============


For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, and that portion of rental expense that is representative of interest. In the three months ended September 30, 2000, earnings were inadequate to cover fixed charge requirements by $573. In the three months ended September 30, 1999, earnings were inadequate to cover fixed charge requirements by $580.